Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-1 No. 333-234349) of Better Choice Company Inc., and
(2)Registration Statement (Form S-1 No. 333-251241) of Better Choice Company Inc.;

of our report dated March 30, 2021, with respect to the consolidated financial statements of Better Choice Company Inc. included in this Annual Report (Form 10-K) of Better Choice Company Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Louisville, Kentucky
March 30, 2021